Exhibit 10.1
SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is made and entered into this 8th day of August, 2016, by and among iBudtender, Inc., a Colorado corporation (hereinafter referred to as the "Company" or the "Seller") and Cannabis Sativa. Inc., a Nevada corporation (hereinafter referred to as "CBDS" or the "Buyer"), as follows:

Premises

A. The Company's wholly owned subsidiary, iBudtender, LLC, a California limited liability company (the "Subsidiary") owns and operates the website iBudtender.com and related smart phone app;

B. CBDS desires to buy, and Seller desires to sell, a controlling interest in the Company, including the Subsidiary in exchange for cash and CBDS's common stock, par value $0.001 ("CBDS Stock") upon the terms and conditions set forth herein; and

C. The parties desire that Christopher Cope, the sole owner of the Company, continue to manage and operate the Company and the Subsidiary in collaboration with CBDS after closing and have agreed that CBDS and Christopher Cope will enter into a separate shareholder's agreement regarding the Company.

Agreement

BASED, upon the foregoing premises, which are incorporated herein by this reference, and for and in consideration of the mutual promises and covenants hereinafter set forth, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, it is agreed as follows:

ARTICLE I
PURCHASE OF COMMON STOCK

1.01
Purchase and Sale of Common Stock.  Buyer agrees to purchase from the Seller and the Seller agrees to sell to Buyer Five Million Ten Thousand (5,010,000) shares of the Company's common stock, par value $0.001 ("IBT Stock") for a purchase price of three hundred fifty thousand dollars ($350,000) (the "Purchase Price"), payable as follows:

(a)	Fifteen Thousand U.S. Dollars ($15,000) cash which has already been paid to the Company as a good faith deposit;

(b)	Thirty-Five Thousand U.S. Dollars ($35,000) cash to be paid upon Closing; and

(c)
One Hundred Fifty Thousand (150,000) shares of CBDS common stock, at an agreed upon value of $2.00 per share (the "CBDS Stock"), of which One Hundred Thousand (100,000) shares of which shall be paid to the Company at Closing and the remaining Fifty Thousand (50,000) shares shall be issued and paid to the Company 180 days after Closing.

1.02 Closing.

a)
The purchase and sale of the shares of Common Stock shall take place at a closing (the "Closing"), to be held at the McGee Law Firm, LLC at such date and time as shall be determined by the Buyer and the Seller but in no event later than August 15, 2016.

b)	At the Closing:

i)	The Seller shall deliver to the Buyer a certificate (or notice of issuance of non-certificated shares) for 5,010,000 shares of IBT Stock.

ii)	The Buyer shall deliver to Seller a certificate (or certificates) for 100,000 shares CBDS Stock.

iii)
At and at any time after the Closing, the parties shall duly execute, acknowledge and deliver all such further assignments, conveyances, instruments and documents, and shall take such other action consistent with the terms of this Agreement to carry out the transactions contemplated by this Agreement.

iv)
All representations, covenants and warranties of the Buyer and Seller contained in this Agreement shall be true and correct on and as of the Closing date with the same effect as though the same had been made on and as of such date.

ARTICLE II
REPRESENTATIONS, COVENANTS, AND WARRANTIES
OF THE BUYER

As an inducement to, and to obtain the reliance of the Seller in connection with the issuance of CBDS Stock, Buyer represents and warrants as follows:

2.01 Private Offering.  The offer, offer for sale, and sale of the shares of CBDS Stock have not been and will not be registered with the SEC. The shares of CBDS Stock shall be offered for sale and sold pursuant to the exemptions from the registration requirements of Section 5 of the Securities Act, as amended, and as such, will be deemed "restricted securities" limiting the shares ability to be resold.

2.02 Approval of Agreement. Buyer has full corporate power, authority, and legal right and has taken, or will take, all action required by law, its articles of incorporation, bylaws, and otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated including the issuance of the shares of the CBDS Stock.  The board of directors of the Buyer has authorized and approved the execution, delivery, and performance of this Agreement and the transactions contemplated hereby including the issuance of the CBDS Stock.

2.03 Legal Right.  The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any statute (except federal and state securities laws, compliance with which is elsewhere provided for in particular detail), indenture, mortgage or other agreement or instrument to which the Buyer is a party or by which it is bound by any order, rule or regulation directed to such party or its affiliates by any court or governmental agency or body having jurisdiction over them; and no other consent, approval, authorization or action is required for the consummation of the transactions herein contemplated other than such as have been obtained.

2.04 Validly Issued.  The CBDS Stock, when issued, will be duly authorized, validly issued, and non-assessable.

2.05 Organization. The Buyer has been duly organized and is now, and always during the period of the offer and sale will be, a validly existing corporation under the laws of the state of Nevada lawfully qualified to conduct the business for which it was organized and which it proposes to conduct.

2.06 Capitalization. The Buyer currently has an authorized capitalization of 45,000,000 shares of common stock, $0.001 par value and 5,000,000 shares of preferred stock, par value $0.001 per share. The Buyer currently has 18,217,865 shares of common stock issued and outstanding and 732,018 shares of preferred stock issued and outstanding. The Company's Preferred Stock has no liquidation preference and votes with Common Stock one vote per share.

2.07 Title and Related Matters. Except as disclosed, or disclosed in the most recent balance sheet of the Buyer and the notes thereto, the Buyer has good and marketable title to all of its properties, inventory, interests in properties, and assets, which are reflected in the most recent balance sheet of the Buyer or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, or encumbrances, except (i) statutory liens or claims not yet delinquent; and (ii) such imperfections of title and easements as do not, and will not, materially detract from, or interfere with, the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties.

2.09 Litigation and Proceedings. Other than as disclosed in our public reports, there are no actions, suits, or proceedings pending, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. The Buyer does not have any knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

ARTICLE III
REPRESENTATIONS, COVENANTS, AND WARRANTIES
OF THE SELLER

As an inducement to, and to obtain the reliance of the Buyer in connection with its purchase of the shares of IBT Stock, Seller represents and warrants as follows:

3.01 Private Offering. The offer, offer for sale, and sale of the shares of IBT Stock have not been and will not be registered with the SEC.  The shares of IBT Stock shall be offered for sale and sold pursuant to the exemptions from the registration requirements of Section 5 of the Securities Act, as amended, and as such, will be deemed "restricted securities" limiting the shares ability to be resold.

3.02 Approval of Agreement. Seller has full corporate power, authority, and legal right and has taken, or will take, all action required by law, its articles of organization, articles of incorporation, operating agreement, bylaws, and otherwise to execute and deliver this Agreement and to consummate the transactions herein contemplated including the sale and transfer of the shares of the IBT Stock. The execution, delivery, and performance of this Agreement and the transactions contemplated hereby, have been duly authorized by the Company.

3.03 Legal Right.  The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any statute (except federal and state securities laws, compliance with which is elsewhere provided for in particular detail), indenture, mortgage or other agreement or instrument to which the Company is a party or by which it is bound by any order, rule or regulation directed to such party or its affiliates by any court or governmental agency or body having jurisdiction over them; and no other consent, approval, authorization or action is required for the consummation of the transactions herein contemplated other than such as have been obtained.

3.04 Organization.  The Company has been duly organized and is now, and always during the period of the offer and sale will be, a validly existing corporation under the laws of the State of Colorado, lawfully qualified to conduct the business for which it was organized and which it proposes to conduct.

3.05 Subsidiary. The Company owns one hundred percent (100%) of iBudtender, LLC, a California limited liability company (the "Subsidiary"). Seller further represents and warrants that the Subsidiary has been duly organized and is now, and always during the period of the offer and sale will be, a validly existing limited liability company under the laws of the State of California, lawfully qualified to conduct the business for which it was organized and which it proposes to conduct.

3.05 Intellectual Property. The Seller and/or the Subsidiary owns, exclusively, all right, title and interest in and to the intellectual property of the Company and Subsidiary (collectively, the "Company Intellectual Property"), free and clear of encumbrances. The Company is in full compliance with all legal requirements applicable to the Company Intellectual Property and the Company's ownership and use thereof.  The Company Intellectual Property, licensed or used by the Company or proposed to be used, and the Company's conduct of its business as currently and formerly conducted and proposed to be conducted have not, do not and will not infringe, violate or misappropriate the Intellectual Property of any person. The Company (including the Subsidiary) has not received any communication, and no action has been instituted, settled or, to the Company's knowledge, threatened that alleges any such infringement, violation or misappropriation, and none of the Company Intellectual Property are subject to any outstanding governmental order.

3.06 Disclosure Information.  Seller has received all the information Seller considers necessary or appropriate for deciding whether or not to purchase the shares of CBDS Stock.  Seller further represents that it has had an opportunity to ask questions and receive answers from the Buyer regarding the terms and conditions of the offering of the shares of CBDS Stock.  The foregoing, however, does not limit or modify the representations and warranties of the Buyer in Article 2 of this Agreement or the right of Seller to rely thereon.

3.07 Investment Experience.   Seller is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the shares of CBDS Stock.

3.08 Acknowledgment.   Seller acknowledges that an investment in the shares of CBDS Stock involves substantial risk.

3.09 Knowledge of Buyer. Seller is aware, through its own extensive due diligence of all material information respecting the past, present and proposed business operations of the Buyer, including, but not limited to, its technology, its management, its financial position, or otherwise; and that the purchase price being paid for the CBDS Stock bears no relationship to assets, book value or other established criteria of value.  Seller has conducted its own investigation of the risks and merits of an investment in the Buyer, and to the extent desired, including, but not limited to a review of the Buyer's books and records, financial and Seller has had the opportunity to discuss this documentation with the directors and executive officers of the Buyer; to ask questions of these directors and executive officers; and that to the extent requested, all such questions have been answered to its satisfaction.

3.10 Informed Decision.  The Seller has had an opportunity to consult with its independent legal, tax and financial advisors, and together with such advisors, has evaluated the transactions contemplated in this Agreement and has independently determined to agree to the terms and conditions of this Agreement.  No representation is being or has been made by the Seller, the Buyer or either of their respective advisors to the Seller regarding the tax, financial, legal or other effects to the Seller or its stockholders of the transactions contemplated in this Agreement. The Seller is familiar with and understands the business and financial condition, operations and prospects of the Buyer and Seller and is sufficiently informed and sophisticated enough to make a decision regarding the transactions contemplated by this Agreement.

3.11 Purchasing Entirely for Own Account. The shares to be acquired by the Seller will be acquired for investment for the Seller's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Seller and its stockholders have no present intention of selling, granting any participation in, or otherwise distributing the same. Neither the Seller nor its stockholders presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Buyer shares of CBDS Stock.

3.12 Litigation and Proceedings. Other than as disclosed in writing to Buyer, the Company and Subsidiary have no actions, suits, or proceedings pending, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. The Seller has no knowledge of any default on its part (or that of the Subsidiary) with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

ARTICLE IV
SPECIAL COVENANTS

4.01 Additional Funding by CBDS. After Closing, CBDS shall provide additional funding to the Company in the amount of $105,000 (the "Additional Funding") as follows:
a.	$20,000 on or before August 31, 2016;
b.	$25,000 on or before September 30, 2016;
c.	$20,000 on or before October 31, 2016;
d.	$20,000 on or before November 30, 2016; and
e.	$20,000 on or before December 31, 2016.

The Additional Funding shall be repaid to CBDS within 24 months after issuance and shall carry interest at the applicable federal rate (or AFR) for short-term loans (currently 0.64% per annum).

The amounts provided above as the Additional Funding are minimum amounts which CBDS shall advance to the Company. CBDS may make such loans or advancements to the Company at such times and on such terms as agreed to by CBDS and the Company.

4.02 Limitation on Use of Proceeds from Stock Sales. Should the Company sell any of the CBDS stock acquired in this transaction, the proceeds shall be used solely for operational expenses of the Company.  As used herein, "operational expenses" shall specifically include the payment of salaries of the Company officers and employees.

4.03 Maximum Outstanding Shares/No Convertible Securities. Prior to Closing, the Company will have no more than 4,990,000 shares of IBT Stock issued and outstanding. Immediately after Closing, there shall be no more than 10,000,000 shares of IBT Stock issued and outstanding.  Furthermore, the Company warrants that neither the Company nor its Subsidiary has issued or agreed to issue any securities which may convert to either IBT Stock or membership interest in the Subsidiary, other than as contemplated by this Agreement.

4.04 Business Activities of the Company.

(a)   From and after the date of this Agreement until the Closing date and except as set forth herein or as permitted or contemplated by this Agreement, Seller warrants that the Company and Subsidiary will:

(i) Carry on its business in substantially the same manner as it has heretofore;

(ii) Maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

(iii) Perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

(iv) Use its best efforts to maintain and preserve it business organization intact, to retain its key employees, and to maintain its relationships with its material suppliers and customers;

(v) Except to the extent that noncompliance is not material or adverse to the respective party, duly and timely file for all taxable periods ending on or prior to the Closing date all federal, state, county, and local tax returns required to be filed by or on behalf of such entity or for which such entity may be held responsible and shall pay, or cause to pay, all taxes required to be shown as due and payable on such returns, as well as all installments of tax due and payable during the period commencing on the date of this Agreement and ending on the Closing date; and

(vi) Fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

(b) From and after the date of this Agreement and except as provided herein until the Closing date, Seller warrants that the Company (including Subsidiary) will not:

(i) Make any change in its articles of incorporation or bylaws, other than expressly provided for herein;

(ii) Enter into or amend any material contract, agreement, or other instrument, except in the ordinary course of business; and

(iii) Enter into any agreement for the sale of the the Company's securities without the prior approval of the other party.

4.05 Access to Books and Records of the Company.  Until the Closing date, the Seller will afford to Buyer and its authorized representatives full access to the properties, books, and records of the the Company (including Subsidiary) in order that Buyer may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the Company and will furnish the Buyer with such additional financial and other information as to the business and properties of the the Company as Buyer shall from time to time reasonably request.

4.06 Access to Books and Records of Buyer.  Until the Closing date, the Buyer will afford to Seller and its authorized representatives full access to the properties, books, and records of the Buyer in order that Seller may have full opportunity to make such reasonable investigation as it shall desire to make of the affairs of Buyer and will furnish the Seller with such additional financial and other information as to the business and properties of the Buyer as Seller shall from time to time reasonably request.

4.07 Purchase and Sale of Stock. The Buyer and Seller agree and understand that the consummation of this Agreement including the purchase, sale and exchange of the shares of IBT Stock and CBDS Stock as contemplated hereby, constitute the offer and sale of securities under the Securities Act and applicable state statutes.  The Buyer and Seller agree such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, among other items, on the circumstances under which such securities are acquired.

(a) In connection therewith, the parties represent and warrant that:

(i) neither the SEC nor the securities commission of any state or other federal agency has made any determination as to the merits of acquiring the shares of IBT Stock or CBDS Stock, and that this transaction involves certain risks.

(ii) they have received and read the Agreement and understand the risks related to the consummation of the transactions herein contemplated.

(iii) they have such knowledge and experience in business and financial matters that it is capable of evaluating each business.

(iv) they have been provided with copies of all materials and information requested by them or their representatives, including any information requested to verify any information furnished (to the extent such information is available or can be obtained without unreasonable effort or expense), and the parties have been provided the opportunity for direct communication regarding the transactions contemplated hereby.

(v) all information which Seller has provided to the Buyer or their representatives concerning their suitability and intent to hold shares in CBDS Stock following the transactions contemplated hereby is complete, accurate, and correct.

(vi) the shares of CBDS Stock to be acquired by the Seller under the terms of this Agreement will be acquired for the Seller's own account, for investment, and not with the present intention of resale or distribution of all or any part of the securities. Seller agrees that it will refrain from transferring or otherwise disposing of any of the shares, or any interest therein, in such manner as to violate the Securities Act or any applicable state securities law regulating the disposition thereof.

(vii) the shares of IBT Stock to be acquired by the Buyer under the terms of this Agreement will be acquired for the Buyer's own account, for investment, and not with the present intention of resale or distribution of all or any part of the securities. Buyer agrees that it will refrain from transferring or otherwise disposing of any of the shares, or any interest therein, in such manner as to violate the Securities Act or any applicable state securities law regulating the disposition thereof.

(viii) neither party has not offered or sold any securities of the other party, or any interest in this Agreement and have no present intention of dividing the shares to be received or the rights under this Agreement with others or of reselling or otherwise disposing of any portion of such stock or rights, either currently or after the passage of a fixed or determinable period of time or on the occurrence or nonoccurrence of any predetermined event or circumstance.

(ix) the shares of IBT Stock and CBDS Stock have not been registered, but are being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions not involving any public offering and that any disposition of the subject shares may, under certain circumstances, be inconsistent with this exemption and may make Seller an "underwriter," within the meaning of the Securities Act.  It is understood that the definition of "underwriter" focuses upon the concept of "distribution" and that any subsequent disposition of the subject shares can only be effected in transactions which are not considered distributions.  Generally, the term "distribution" is considered synonymous with "public offering" or any other offer or sale involving general solicitation or general advertising. Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding the issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, and a limitation on the number of securities which the stockholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets.  These criteria are set forth specifically in rule 144 promulgated under the Securities Act.

(viii) the shares of CBDS Stock and IBT Stock must be held and may not be sold, transferred, or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  The Buyer is not under any obligation to register the shares of CBDS Stock under the Securities Act, except as set forth in this Agreement. The Buyer is not under any obligation to make rule 144 available, except as may be expressly agreed to by it in writing in this Agreement, and in the event rule 144 is not available, or some other disclosure exemption may be required before Seller can sell, transfer, or otherwise dispose of such shares of CBDS Stock without registration under the Securities Act.  The registrar and transfer agent for Buyer and Seller will maintain a stop transfer order against the registration or transfer of the shares of CBDS Stock and IBT Stock respectively, and the certificates representing the shares of such stock will bear a legend in substantially the following form so restricting the sale of such securities:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

(ix) The Buyer may refuse to register further transfers or resales of the shares of CBDS Stock in the absence of compliance with rule 144 unless the Seller furnish the Buyer with a "no-action" or interpretive letter from the SEC or an opinion of counsel reasonably acceptable to the Buyer stating that the transfer is proper.  Further, unless such letter or opinion states that the shares of CBDS Stock are free of any restrictions under the Securities Act, the Buyer may refuse to transfer the securities to any transferee who does not furnish in writing to the Buyer the same representations and agree to the same conditions with respect to such shares of CBDS Stock as set forth herein.  The Buyer may also refuse to transfer the shares of CBDS Stock if any circumstances are present reasonably indicating that the transferee's representations are not accurate.

(b) In connection with the transaction contemplated by this Agreement, the Buyer and Seller shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where Buyer reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

(c) In order to more fully document reliance on the exemptions as provided herein, the Buyer and Seller shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as the Buyer or Seller (or their respective counsel) may reasonably request in connection with reliance on exemptions from registration under such securities laws including but not limited to an investment letter.

(d) The Buyer and Seller acknowledge that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

4.08 No Representation Regarding Tax Treatment.  No representation or warranty is being made by any party to any other regarding the treatment of this transaction for federal or state income taxation.  Each party has relied exclusively on its own legal, accounting, and other tax adviser regarding the treatment of this transaction for federal and state income taxes and on no representation, warranty, or assurance from any other party or such other party's legal, accounting, or other adviser.

4.09 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement.

ARTICLE V
INDEMNIFICATION

5.01 Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the second anniversary of the Closing Date. All covenants and agreements of the parties contained herein shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

 5.02 Indemnification By Company. Subject to the other terms and conditions of this Article V, the Company shall indemnify and defend CBDS against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, CBDS based upon, arising out of, with respect to or by reason of: any inaccuracy in or breach of any of the representations or warranties of the Company contained in this Agreement or in any certificate or instrument delivered by or on behalf of the Company pursuant to this Agreement; or any breach or non-fulfillment of any covenant, agreement or obligation to be performed by the Company pursuant to this Agreement.

ARTICLE VI
MISCELLANEOUS

6.01     Public Statements.  Subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), the Seller and Buyer shall consult with one another, and use reasonable best efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the transactions and in making any filing with any federal or state governmental or regulatory agency or with any securities exchange with respect thereto.

6.02 Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

6.03 Notices.  All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.03):

If to Cannabis Sativa, Inc.:	David Tobias Cannabis Sativa, Inc. 1646 W. Pioneer Blvd., Suite 120 Mesquite, NV 89024
with a copy to:	McGee Law Firm, LLC 5635 N. Scottsdale Road, Suite 170 Scottsdale, AZ 85250 E-mail: jmm@mcgeelawaz.com
If to iBudtender, Inc.:	Christopher Cope iBudtender, Inc. 250 Shady Tree Court Danville, California 94526

6.04 Entire Agreement.  This Agreement represents the entire agreement between the parties relating to the subject matter hereof.  All previous agreements between the parties, whether written or oral, have been merged into this Agreement. This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof.  There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

6.05 Attorney's Fees.  In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

6.06 Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

6.07 Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Closing, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

6.08 Binding Effect.  This Agreement shall inure to the benefit of and be binding upon the Buyer and Seller and their successors.  Nothing expressed in this Agreement is intended to give any person other than the persons mentioned in the preceding sentence any legal or equitable right, remedy or claim under this Agreement.

6.09 Severability.  Every provision of this Agreement is intended to be severable.  If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity of the remainder hereof.

6.10 Captions.  The captions or headings in this Agreement are inserted for convenience and identification only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provisions hereof.

6.11 Applicable Law.  The Buyer and Seller hereby agree this Agreement shall be governed by and construed and enforced under and in accordance with the laws of the State of Nevada and all subject matter and in persona jurisdiction shall be the state courts of Nevada and as such the Buyer and Seller irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Nevada and of the United States of America located in Nevada for any actions, suits or proceedings arising out of or relating to this Agreement and the Buyer and Seller agree not to commence any action, suite or proceedings relating thereto except in such courts.

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

BUYER:	SELLER:
Cannabis Sativa, Inc.	iBudtender, Inc.
a Nevada corporation	a Colorado corporation

By:________________________________	By: ________________________________

Name: ________________________________	Name: ________________________________

Its: ___________________________________	Its: __________________________________